EXHIBIT 11


                              BARRETT BUSINESS SERVICES, INC.
                             STATEMENT OF CALCULATION OF BASIC
                           AND DILUTED COMMON SHARES OUTSTANDING

                                                                Year Ended
                                                             December 31, 1998
                                                             -----------------

Weighted average number of basic shares outstanding             7,664,016

   Stock option plan shares to be issued at prices ranging

     from $3.50 to $18.00 per share                               712,777

   Warrants issued at a price of $4.20 per share                    9,643

Less:    Assumed purchase at average market price

         during the period using proceeds received upon

         exercise of options and purchase of stock, and

         using tax benefits of compensation due to premature

         dispositions                                            (675,539)
                                                                ---------
Weighted average number of diluted shares outstanding           7,710,897
                                                                =========